UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12
KINDRED BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following email was made available to employees of Kindred Biosciences, Inc.

Hello All

Today marks an exciting day for KindredBio and I wanted to share the news with each of you. We just announced we have entered into an agreement whereby KindredBio will be acquired by Elanco, a global leader in animal health. This transaction is a testament to KindredBio’s accomplishments as one of the world’s first veterinary biopharmaceutical companies, recognizing our track record in drug development, deep pipeline of innovative biologics, and our team’s unparalleled industry expertise. The press release announcing the transaction can be found on the investor relations portion of our website: https://ir.kindredbio.com/press-releases.

Becoming part of an industry leader who shares our mission for transforming veterinary medicine will benefit our pipeline by expanding resources and accelerating development to fully leverage the potential of our novel programs. As most of you know, KindredBio and Elanco have developed great admiration for each other over many years, that evolved into a collaboration on our parvovirus therapeutic candidate late last year. Today’s announcement builds on that existing relationship, and represents a highly complementary combination.
Elanco has great respect for the KindredBio team, and its culture likewise values people, R&D excellence, the ownership mindset, and entrepreneurial spirit KindredBio embodies. This transaction recognizes the potential of KindredBio’s people and capabilities to expand and further strengthen Elanco’s position. Once this transaction completes, we will form part of a company that brings to bear increased size, scale, resources, and a global footprint. Elanco looks forward to welcoming KindredBio to their team and I am confident that our mutual values and cultures will help unite our organizations.

There are a number of important steps and approvals needed before the transaction is completed, which we anticipate to take place in the third quarter of 2021. In the interim, KindredBio and Elanco will continue to function as independent companies. This means it is business as usual at KindredBio and we should all stay focused on advancing our innovative biologics pipeline. We will update you on pertinent developments as the process progresses.

I know you will have questions about this news, and we will be holding an All Hands call at 9:30 a.m. PT to address your questions and provide further context. For those of you in Burlingame, you’re welcome to join me in the headquarters conference room. Our head of HR, Tammy Karr, is also available to answer your queries.

This announcement may result in heightened interest in KindredBio from external parties. So as to speak with one voice, we request that you direct any inquiries you receive from investors, analysts, media, or external parties to Katja Buhrer at (917) 969-3438 or katja.buhrer@kindredbio.com.

On behalf of our leadership team, and including my Co-Founder and Board member Denise, I would like to thank each of you for your hard work and dedication to KindredBio. It’s because of this team of remarkably talented employees--past and present--that we’ve grown KindredBio from a startup, through our IPO, and into a leading industry player. This announcement and the opportunities ahead for KindredBio is a reflection of your dedication, and I hope you share my pride in this accomplishment. I see a promising future for our two companies and look forward to our collective achievements.

Very Warmly,

Richard

Important Information for Investors and Stockholders
This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of Kindred Biosciences, Inc. (“KindredBio”) by Elanco Animal Health Incorporated (“Elanco” and such proposed acquisition, the “Merger”). KindredBio intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed Merger. BEFORE MAKING ANY VOTING

DECISION, KINDREDBIO’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINDREDBIO AND THE PROPOSED MERGER. The proposals for the Merger will be made solely through the proxy statement. Investors and stockholders may obtain copies of the proxy statement and other documents filed with the SEC by KindredBio (when they became available) free of charge from the SEC’s website at www.sec.gov or by accessing KindredBio’s website at www.kindredbio.com. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, CA 94010. Copies of the documents filed with the SEC by Elanco (when they become available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Elanco’s website at www.elanco.com.

Participants in the Merger Solicitation
Elanco, KindredBio, and certain of their directors, executive officers and employees may be considered participants in the solicitation of proxies from KindredBio’s stockholders with respect to the proposed transactions. Information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of KindredBio’s stockholders in connection with the proposed Merger and a description of their direct and indirect interests therein, by security holdings or otherwise, will be set forth in the definitive proxy statement that KindredBio intends to file with the SEC when it becomes available. Information about Elanco’s directors and executive officers is set forth in Elanco’s definitive proxy statement for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2021. Information about KindredBio’s directors and executive officers is set forth in KindredBio’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. These documents may be obtained as indicated above.

Cautionary Statement Regarding Forward-Looking Statements
Statements included in this communication that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on our current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the proposed acquisition of KindredBio, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that Elanco believes or anticipates will or may occur in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include risks and uncertainties related to, among other things: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the inability to complete the Merger due to the failure to obtain KindredBio’s stockholder adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the Merger, including required regulatory approvals; the failure of the transaction to close for any other reason; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; diversion of management’s attention from ongoing business concerns and other risks and uncertainties that may affect future results of the combined company, including the risks described in the section entitled “Risk Factors” in Elanco’s and KindredBio’s Annual Reports on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements are qualified in their entirety by this cautionary statement and neither Elanco nor KindredBio undertake any obligation to revise or update this communication to reflect events or circumstances after the date hereof, except as required by law.